UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2022

Cipherloc Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-28745	86-0837077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6836 Bee Cave Road, Bldg. 1, S#279, Austin, Texas 78746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(512) 772-4245

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 16, 2022, Cipherloc Corporation (the “Company”) entered into an Equity Securities Purchase Agreement (the “Purchase Agreement”) with SideChannel, Inc. (“SideChannel”), SideChannel’s stockholders (collectively, the “Sellers”) and Brian Haugli, as the Sellers’ representative (the “Representative”), pursuant to which the Company will acquire all of the equity securities of SideChannel in exchange for shares of the Company’s equity securities (the “Acquisition”).

Pursuant to the Purchase Agreement, the Sellers agreed to exchange all of their securities of SideChannel for an aggregate of 119,800,000 shares (the “Common Shares”) of the Company’s common stock, $0.001 par value (“Common Stock”), and 100 shares (the “Preferred Shares” and, together with the Common Shares, the “Shares”) of the Company’s newly designated Series B Preferred Stock, $0.001 par value. The Common Shares will be issued to the Sellers in two tranches as follows: (i) the first tranche of 59,900,000 Common Shares (the “First Tranche Shares”) will be issued at the closing of the Acquisition (the “Closing”), and (ii) the second tranche of 59,900,000 Common Shares (the “Second Tranche Shares”) will be issued when the operations of SideChannel, as a subsidiary of the Company, achieve at least $5.5 million in revenue for any trailing twelve month period after the Closing and before the 48 month anniversary of the execution of the Purchase Agreement (the “Milestone”). It is expected that the Sellers will acquire approximately 40.6% of the outstanding Common Stock as of the closing date of the Acquisition (the “Closing Date”), and will hold a total of approximately 57.8% of the outstanding Common Stock if SideChannel achieves the Milestone after the Second Tranche Shares are issued to the Sellers. The number of Second Tranche Shares may be reduced, or increased, based upon whether SideChannel’s working capital as of the Closing is less than or more than zero. The number of the Second Tranche Shares may also be subject to adjustment based upon any successful indemnification claims made by the parties pursuant to the Purchase Agreement.

The Preferred Shares will be issued to the Sellers at the Closing of the Acquisition. After the Closing, the holders of the Preferred Shares will have the right to appoint the majority of the members of the Company’s board of directors (“Board of Directors”), provided that such appointees and the number of independent directors, after taking into consideration the appointment of the members of the Board of Directors appointed by the holders of the Preferred Shares, are consistent with the requirements for a company whose equity securities are listed on either the New York Stock Exchange or The Nasdaq Stock Market. The Preferred Shares will be convertible into shares of the Company’s Common Stock at any time, on a one-for-one basis (subject to adjustment as provided therein), and will automatically convert into shares of the Common Stock upon the earliest to occur of (i) the issuance of the Second Tranche Shares, (ii) the cancellation of the Second Tranche Shares or (iii) the liquidation, dissolution or winding up, or deemed liquidation, of the Company.

The Shares will be subject to a Lock-Up/Leak-Out Agreement pursuant to which, subject to certain exceptions, the Sellers may not directly or indirectly offer to sell, or otherwise transfer, any of the Shares they receive pursuant to the Purchase Agreement for 24 months after the Closing of the Acquisition without the prior written consent of the Company. Notwithstanding the foregoing, pursuant to the Lock-Up/Leak-Out Agreement, the Sellers may sell up to 20% of their shares of Common Stock beginning 12 months after the Closing of the Acquisition, and the remaining 80% of their shares of Common Stock beginning 24 months after the Closing of the Acquisition.

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The consummation of the Acquisition is subject to certain conditions, including, but not limited to, (i) the representations and warranties of each of the Company and the Sellers being true and correct as of the Closing Date; and (ii) the covenants and agreements of each of the Company and the Sellers having been performed at or prior to the Closing Date. In addition, the consummation of the Acquisition by the Company is subject to there being nothing that would have a materially adverse effect on the Company or on the performance of the Sellers or the Company under the Purchase Agreement and related agreements, approval by FINRA, and the consummation of the Acquisition by the Sellers is subject to the appointment of Brian Haugli and three individuals designated by the Sellers having been appointed to the Board of Directors.

The Purchase Agreement may be terminated by either the Company or the Representative upon written notice to the other party if the Closing has not occurred within 120 days following the date of the execution of the Purchase Agreement (the “Outside Date”), subject to the right of the Company and the Representative to extend the Outside Date as set forth in the Purchase Agreement. In addition, the Company may terminate the Purchase Agreement upon written notice to the Representative if (i) there is a breach of any representation or warranty of the Sellers set forth in the Purchase Agreement such that the Closing conditions set forth therein could not be satisfied or (ii) the Sellers or SideChannel have breached any of the covenants or agreements contained in the Purchase Agreement to be complied with by them such that the Closing conditions set forth therein would not be satisfied, subject to the ability of the Sellers and SideChannel to cure such breach within the time period set forth in the Purchase Agreement. The Representative may terminate the Purchase Agreement upon written notice to the Company if (i) there exists a breach of any representation or warranty of the Company set forth in the Purchase Agreement such that the Closing conditions set forth therein could not be satisfied or (ii) the Company has breached any of the covenants or agreements contained in the Purchase Agreement to be complied with by the Company such that the Closing conditions set forth therein would not be satisfied, subject to the ability of the Company to cure such breach within the time period set forth in the Purchase Agreement. The Purchase Agreement may also be terminated (i) by either the Company or the Sellers if there shall be in effect a final, non-appealable order prohibiting, enjoining, restricting or making illegal the consummation of the Acquisition or (ii) any time prior to the Closing by mutual written agreement of the Company and the Representative. If the Purchase Agreement is terminated, there will be no further obligations with respect to the parties under the Purchase Agreement, except as set forth in the Purchase Agreement.

David Chasteen, the Company’s Chief Executive Officer and a member of the Board of Directors, and Nick Hnatiw, the Company’s Chief Technology Officer, are included among the Sellers. As a result, the Board of Directors formed a special committee to negotiate with SideChannel the terms of the Acquisition and the Purchase Agreement. The special committee was chaired by Tom Wilkinson, the Company’s Chairman, and included Anthony Ambrose and Sammy Davis, each an independent member of the Board of Directors. The special committee received a fairness opinion from Sutter Securities Financial Services, Inc.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 18, 2022, the Company issued a press release announcing the Company’s entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On May 18, 2022, the Company also issued an investor presentation relating to the Company’s entry into the Purchase Agreement. A copy of the presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Item 7.01, Exhibit 99.1 and Exhibit 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The submission of the information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Item 7.01, including the information presented in Exhibit 99.1, that is provided solely in connection with Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1†	Purchase Agreement, dated May 16, 2022.
99.1	Press Release dated May 18, 2022.
99.2	Investor Presentation dated May 18, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†Schedules (and/or exhibits) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIPHERLOC CORPORATION

Date: May 18, 2022	By:	/s/ Ryan Polk
	Name:	Ryan Polk
	Title:	Chief Financial Officer

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